Getaround Secures $20 Million in Financing, Following

Strong Q3 2023 Results

New Financing Provides Runway Towards Achieving its Growth and Profitability Goals

SAN FRANCISCO, January 23, 2024 – Getaround (NYSE: GETR), the world's first connected carsharing marketplace, today announced a new debt facility with Mudrick Capital Management for up to $20 million in additional capital to provide funding for its 2024 operating plan, with Getaround having drawn the first $5 million.

The financing follows strong Q3 2023 financial results that Getaround announced in their December earnings call: strong revenue growth (+42% year-over-year) and improvement in trip contribution margin (increased to 52%; up 640 basis points year-over-year). Additionally, Getaround just launched (January 17th) a new unified global app and website that enhances the booking experience for drivers and owners between the U.S. and Europe.

"This financing round marks another step in our mission to shape the future of mobility. Getaround is grateful for Mudrick’s continued support and confidence in our innovative approach, patented technology, and our focus on delivering profitable, sustainable growth," said Sam Zaid, founder and CEO of Getaround.

Mudrick’s funding of Getaround demonstrates continued confidence in the company’s growth potential and disruptive approach to the mobility industry. Concurrent with the financing, Jason Mudrick, founder of Mudrick Capital Management, has joined Getaround's Board of Directors. Mudrick's extensive capital markets experience will bring valuable insights and expertise to Getaround as it continues on its path to profitability.

Jason Mudrick commented, “The commitment to invest and participate on the board stems from my belief in Getaround’s unique value proposition in the carsharing space and its potential as consumer mobility patterns continue to change. The team at Getaround has demonstrated remarkable resilience and innovation, and I look forward to contributing to the company’s future successes. Our financing and continued sponsorship is a testament to our confidence in Getaround's vision to revolutionize carsharing and its impact on urban mobility.”

Also in connection with this new funding, Ahmed Fattouh, CEO of InterPrivate, Getaround’s SPAC sponsor, has stepped down from the board. Getaround is grateful for Mr. Fattouh’s tireless work and significant contributions to the company.

Getaround Launches New Unified Global App & Website

Getaround's new app and website, launched on January 17th, enhances the booking and management experience for guests and hosts, now enabling seamless trip coordination between the US and Europe. This upgrade is a testament to Getaround's commitment to global connectivity and user convenience, and means the company now operates a single, unified consumer car sharing experience across the US and Europe. Getaround plans to integrate the HyreCar marketplace for gig carsharing into the same platform in 2024.

Non-GAAP Financial Measures

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release contains certain non-GAAP financial measures, including Trip Contribution Margin. We believe these non-GAAP financial measures are helpful in understanding our past financial performance and future results. Our non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies. Our definitions of these non-GAAP financial measures may differ from definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar financial measures. Furthermore, these financial measures have certain limitations in that they do not include the impact of certain expenses that are reflected in our consolidated statements of operations that are necessary to run our business. Thus, these non-GAAP financial measures should be considered in addition to, and not as a substitute for, or in isolation from, financial measures prepared in accordance with GAAP.

Our non-GAAP Financial measures included in this press release are Trip Contribution Profit and Trip Contribution Margin. Trip Contribution Profit is defined as our gross profit from Service revenue adjusted for: (i) cost of Service revenue, amortization and depreciation; and (ii) trip support costs, which consist of auto insurance expenses, claims support and customer relations costs. We define Trip Contribution Margin as Trip Contribution Profit divided by Service revenue recognized during the period presented.

The following table present reconciliations of the non-GAAP financial measures used in this press release from the most comparable GAAP measures for the periods presented:

Trip Contribution Margin

	Three Months Ended September 30,
(In thousands, except percentages, preliminary and unaudited)	2023	2022
Service revenue	$23,387	$16,355
Less: Cost of Service revenue, net of amortization and depreciation	(1,920)	(1,439)
Less: Cost of Service revenue, amortization and depreciation	(1,045)	(678)

Gross profit from Service revenue	$20,422	$14,238
Gross margin from Service revenue	87%	87%

	Three Months Ended September 30,
(In thousands, except percentages, preliminary and unaudited)	2023	2022
Gross profit from Service revenue	$20,422	$14,238
Gross margin from Service revenue	87%	87%

Plus: Cost of Service revenue, amortization and depreciation	1,045	678
Less: Trip support costs	(9,397)	(7,522)

Trip Contribution Profit	12,070	7,394
Trip Contribution Margin	52%	45%

About Getaround

Offering a 100% digital experience, Getaround (NYSE: GETR) makes sharing cars and trucks simple through its proprietary cloud and in-car Connect® technology. The company empowers consumers to shift away from car ownership through instant and convenient access to desirable, affordable, and safe cars from entrepreneurial hosts. Getaround’s on-demand technology enables a contactless experience — no waiting in line at a car rental facility, manually completing paperwork or meeting anyone to collect or drop off car keys. Getaround’s mission is to utilize its peer-to-peer marketplace to help solve some of the most pressing challenges facing the world today, including environmental sustainability and access to economic opportunity. Launched in 2011, Getaround is available today in more than 1,000 cities across the United States and Europe. For more information, please visit https://www.getaround.com/.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements generally relate to future events, such as statements by Getaround’s chief executive officer and Jason Mudrick, statements regarding the Company’s expected performance and continued financial support from Mudrick or other key investors. In some cases, you can identify forward-looking statements by terminology such as “intends,” “plans,” and “will,” or the negative of these terms or variations of them or similar terminology. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, many of which are beyond our control, including the Company’s ability to continue to comply with applicable listing standards of the NYSE; and the other factors under the heading “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on November 16, 2023, and in other filings that the Company has made and may make with the SEC in the future. All of the forward-looking statements made in this press release are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or our business or operations. Such statements are not intended to be a guarantee of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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